Exhibit 99

Media Contact	January 30, 2008

Andy Brimmer, 205-410-2777

HEALTHSOUTH ANNOUNCES DATE OF FOURTH QUARTER AND 2007 YEAR-END EARNINGS RELEASE AND CONFERENCE CALL

BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS) today announced it will host an investor conference call at 8:30 a.m. Eastern Time on Tuesday, February 26, 2008, to discuss its results for the fourth quarter and year ended December 31, 2007.

The conference call may be accessed by dialing 866-406-5369 and giving the pass code 32798420. International callers should dial 973-582-2847 and give the same pass code. Please call approximately 10 minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at www.healthsouth.com by clicking on an available link.

A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from February 26 until March 18, 2008. To access the replay, please dial 800-642-1687. International callers should dial 706-645-9291. The webcast will also be archived for replay purposes for two weeks after the live broadcast on www.healthsouth.com.

About HealthSouth

HealthSouth is the nation’s largest provider of inpatient rehabilitative services. Operating in 26 states across the country and in Puerto Rico, HealthSouth serves more than 250,000 patients annually through its network of inpatient rehabilitation hospitals, long-term acute care hospitals, outpatient rehabilitation satellites, and home health agencies. HealthSouth strives to be the nation’s preeminent provider of inpatient rehabilitation services and can be found on the Web at www.healthsouth.com.

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